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                                                                   Exhibit 10.13

                                FREEMARKETS, INC.
                              AMENDED AND RESTATED
                              STOCK INCENTIVE PLAN

                       RESTRICTED STOCK PURCHASE AGREEMENT


         This Restricted Stock Purchase Agreement (the "Agreement") is made between Thomas J. Meredith (the "Optionee") and FreeMarkets, Inc.
(the "Company") on and as of November 23, 1999.

                                    RECITALS

         A. In accordance with the Company's Amended and Restated Stock Incentive Plan (the "Plan") and the Grant Certificate (the "Grant Certificate") dated November 17, 1999 by and between the Company and Optionee, the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") has determined, pursuant to Section 7(b) and Section 8 of the Plan, to permit Optionee to exercise a stock option (the "Option") with respect to 50,000 shares of the Common Stock of the Company as to which vesting has not yet occurred under the vesting schedule set forth in the Grant Certificate ("Unvested Shares"). The Unvested Shares and the shares subject to the Grant Certificate which become vested after the date hereof are sometimes collectively referred to herein as the "Shares."

         B. As a condition to the Compensation Committee permitting Optionee to exercise the Option with respect to Unvested Shares, Optionee must execute this Restricted Stock Purchase Agreement, which sets forth the rights and obligations of the parties with respect to Shares acquired upon exercise of the Option.

         C. Defined terms which are used but not defined herein shall have the definitions set forth in the Plan. For the purposes hereof, all references to "Optionee" shall be deemed to mean or to include where applicable the Optionee's heirs, estate, personal representative or any person claiming rights or interests by, through or on behalf of Optionee.

         1.       Incorporation by Reference; Right to Repurchase

         (a) The Plan and the Grant Certificate are incorporated herein by reference, provided, however, that Section 6 of the Grant Certificate is expressly superseded by this Restricted Stock Purchase Agreement.

         (b) If Optionee's service as a member of the Board of Directors of the Company (the "Board") is terminated for any reason, whether due to Optionee's failure to be nominated or to stand for reelection to the Board, or his failure to be reelected to the Board, with or without cause, or for resignation or any other reason except as set forth in the proviso to this Section 1(b) (a "Termination"), the Company shall have the right and option (the "Repurchase Right") to



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purchase from Optionee all of the Optionee's Shares which have not vested under the vesting schedule set forth in the Grant Certificate as of the date of such Termination at the price of $14.80 per share (the "Repurchase Price"), provided, however, that the Company shall have no Repurchase Right upon a termination of Optionee's service on the Board by reason of Optionee's death or permanent disability (as defined in the Plan).

         (c) Upon the occurrence of a Termination, the Company may exercise the Repurchase Right by giving written notice to Optionee within ninety (90) days following the effective date of the Termination, indicating the Company's intention to exercise the Repurchase Right and setting forth (i) the number of Shares as to which the Repurchase Right is being exercised (the "Repurchased Shares") and (ii) a date for closing not later than thirty (30) days from the mailing of such notice. The closing shall take place at the Company's office or such other place designated by the Company. At the closing, the Company shall pay to Optionee the Repurchase Price for the Repurchased Shares in immediately available funds against delivery to the Company of certificates representing the Repurchased Shares, and Optionee shall have no further legal or beneficial right, title or interest in the Repurchased Shares.

         2.       Escrow; Transferability of the Shares.

         (a) To ensure the performance of Optionee's obligations hereunder, Optionee hereby appoints the Secretary of the Company (or such Secretary's designee) (the "Secretary") as escrow agent for the Unvested Shares and as Optionee's attorney-in-fact to sell, assign and transfer to the Company, all of the Shares which the Company may repurchase pursuant to its exercise of the Repurchase Right. Upon execution of this Agreement, Optionee shall duly endorse and deliver to the Secretary in blank the stock power attached hereto, medallion signature guaranteed. Promptly following execution of this Agreement, the Secretary shall cause the share certificates representing the Unvested Shares to be delivered to the Secretary. The Unvested Shares and the stock power shall be held by the Secretary in escrow, until the earlier of (i) the closing of the exercise by the Company of the Repurchase Right with respect thereto, or (ii) subject to the proviso set forth in the following sentence, the vesting of Unvested Shares in accordance with the vesting schedule and other provisions set forth in the Plan and the Grant Certificate. The Secretary shall release or cause the release of Shares from the escrow established hereunder as such Shares vest pursuant to the vesting schedule and other provisions set forth in the Plan and the Grant Certificate; provided, however, that the Secretary shall have the discretion to effect such release in the manner he deems appropriate, and shall have no obligation to deliver certificates for Shares which have vested at any particular time or more frequently than once every year. Upon any such release, and as a condition thereto, Optionee shall deliver to the Secretary in accordance with this Section 2(a), any replacement certificates representing Unvested Shares, with a stock power duly endorsed in blank, medallion signature guaranteed, to represent the continuing escrow of such Unvested Shares in accordance herewith.

         (b) Neither the Company nor any of its officers, directors, employees or agents, shall be liable for any act it or any of them may do or omit to do with respect to holding or releasing the Shares which are subject to the escrow provisions hereof.



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         (c) The sale, transfer, assignment, pledge, hypothecatation, gift or other disposition by any means ("Transfer") (other than upon Optionee's death pursuant to the Optionee's will or the laws of descent and distribution) of any Unvested Shares is prohibited, and any such purported Transfer shall be void and shall be given no force or effect. Following the lapse of the Company's Repurchase Right with respect to Shares, such Shares shall continue to remain subject to any restrictions set forth in the Plan, the Grant Certificate and any other agreements to which Optionee is a party with the Company.

         3. Ownership. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Optionee relating to the Shares, except as specifically provided in this Agreement. This Agreement shall not be construed in any manner to confer upon Optionee any right to remain on the Board.

         4. Legends. The share certificate evidencing the Unvested Shares issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable securities laws):

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

         5. Adjustment for Stock Split. All references to the number of Shares and the purchase or repurchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

         6. Notices. Notices from one party to the other under this Agreement shall be deemed to have been duly given if (a) delivered personally, (b) mailed by United States Postal Service via certified or registered mail, return receipt requested, or (c) sent by a reputable courier service which requires a signature upon delivery, to the party at its address set forth beneath its signature below. Such notice will be deemed to have been given as of the date so delivered, if delivered personally or, in the case of notice by mail or courier, on the date so mailed or deposited with the courier.

         7. Survival of Terms. This Agreement shall apply to and bind Optionee and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

         8. Section 83(b) Election. Optionee hereby acknowledges that Optionee has been informed that, with respect to the exercise of an Option for Unvested Shares, an election may be filed by Optionee with the Internal Revenue Service, within thirty days of the purchase of such Shares, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended




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(the "Code"), to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase. Optionee acknowledges that Optionee has sought the advice of Optionee's own tax advisors in connection with the purchase of the Shares and the advisability of filing of such Election under Section 83(b) of the Code. Optionee ACKNOWLEDGES THAT IT IS OPTIONEE'S SOLE RESPONSIBILITY TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) AND THAT THE COMPANY HAS NO OBLIGATIONS WITH RESPECT THERETO.

         9. Representations. Optionee has reviewed with Optionee's own tax advisors the federal, state, local and foreign tax consequences of this Agreement and the transactions contemplated hereby. Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Optionee understands that Optionee (and not the Company) shall be responsible for Optionee's own tax liability that may arise as a result of this Agreement and the transactions contemplated hereby. Optionee further acknowledges that the Shares have been purchased by Optionee solely for investment purposes and not with a view to distribution, and that Optionee understands that there is no liquid or other market for the Shares, that the Shares are subject to restrictions on transferability and that the Optionee may lose Optionee's entire investment therein.

         10. Severability. The invalidity, illegality or limitation on enforceability of any provision of this Agreement shall not affect any other provision, each of which shall remain unaffected and unimpaired.

         11. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         12. Acknowledgment. Optionee acknowledges and represents that Optionee has read this Agreement and is familiar with its terms and provisions. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee upon any questions arising under this Agreement.



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         IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

                                          FREEMARKETS, INC.


                                          By: /s/ Glen T. Meakem
                                             ---------------------------------
                                          Name:  Glen T. Meakem
                                               -------------------------------
                                          Title: President and Chief Executive
                                                 Officer
                                                ------------------------------



                                          OPTIONEE

                                          /s/ Thomas J. Meredith
                                          -------------------------------------
                                          Signature

                                          Thomas J. Meredith
                                          -------------------------------------
                                          Printed Name







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                                  STOCK POWER

                        KNOW ALL MEN BY THESE PRESENTS,

For value received the undersigned, Thomas J. Meredith, hereby sells, assigns and transfers unto __________________________________________________________
_____________________________________________________________________________
Fifty Thousand (50,000) Shares of Common Stock, $.01 par value per share, of FreeMarkets, Inc. (the "Company") standing in his name on the books of the Company represented by Certificate No. __ herewith and does hereby irrevocably constitute and appoint the Secretary of the Company as his attorney to transfer said stock on the books of the Company with full power of substitution in the premises.

Dated:                                          /s/ Thomas J. Meredith
      ---------------------                     --------------------------------
                                                Thomas J. Meredith
                                                [Medallion Signature Guaranteed]










     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.